                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

    We consent to the use in this Registration Statement of CellNet Data Systems, Inc. on Form S-4 of our report dated February 9, 1996 (April 11, 1996 as to the last sentence of the second paragraph of Note 5 and October 31, 1996 as to Note 10), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

    Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of CellNet Data Systems, Inc., listed in Item 21(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
San Jose, California
October 31, 1996